Exhibit 99.1

Drive Shack Inc. Announces Third Quarter 2022 Financial Results and
Preferred Stock Dividends for Fourth Quarter 2022

Third Quarter 2022 Total Company Revenue of $89 Million, Up 16% Compared to Third Quarter 2021;
Led by Increased Event Sales and New Puttery Venues

American Golf Event Revenue up 51% and Drive Shack Event Revenue Up 22% Compared to Third Quarter 2021

Puttery Venues Delivered Total Revenue of $6.6 Million in Third Quarter 2022

DALLAS, November 21, 2022 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the three and nine months ended September 30, 2022.

“Our sales results this quarter reflect the strong momentum we continue to see across American Golf and Puttery. Drive Shack’s performance was slightly lower than last year driven mostly by weather,” said Drive Shack Inc.’s President and Chief Executive Officer Hana Khouri.  “Event revenue this quarter is over $3 million higher than prior year. We have seen the demand for future events across both the corporate and social categories continue to rise, which will translate into strong revenue results in the back half of this year.”

Khouri continued, “Puttery delivered another quarter of great results, with event revenue trending ahead of our expectations. Puttery Houston opened on September 16th, and while they are still in their initial stages of operations, their key metrics are aligning closely to our other venues. Our newest Puttery opened on November 4th in Chicago, IL. We continue to gain a clear proof of concept with our Puttery brand.  There are five additional venues committed and scheduled to open in 2023.”

Third Quarter 2022 Financial Highlights
Total revenue for the third quarter 2022 was $88.7 million, an increase of $12.3 million or 16.1%, compared to $76.4 million in the same period last year.

The Company’s entertainment golf business, comprised of both Drive Shack and Puttery venues, generated total revenue of $16.7 million in the third quarter 2022, an increase of $5.4 million, or 47.4% compared to $11.3 million in the third quarter 2021. Total revenue at the Company’s four Drive Shack venues totaled $10.1 million in the third quarter this year compared to $10.5 million in the same period last year.  While slightly down to last year, the four Drive Shack venues drove a solid events business with $2.5 million in total event revenue this quarter, up $0.4 million or 22% versus the third quarter last year.  Additionally, the Company’s four Puttery venues open at the end of the third quarter this year generated total revenue of $6.6 million compared to $0.8 million in the same period last year. As a reminder, the Company debuted its first Puttery venue in The Colony, Texas in September 2021, which was open for one month in the third quarter 2021.

For the third quarter 2022, the Company’s traditional golf business, American Golf, generated total revenue of $71.8 million, an increase of $6.7 million or 10.4% compared to total revenue of $65.1 million in the third quarter 2021. Total revenue included $16.4 million of managed course expense reimbursements in the third quarter this year compared to $14.7 million in the third quarter last year. The increase in total revenue was primarily due to higher event sales this year of $9.0 million, up $3.0 million or 51% versus the same period last year.

Operating loss for the third quarter 2022 was ($5.2) million compared to an operating loss of ($5.9) million for the third quarter 2021. The improvement to last year was primarily due to the addition of new Puttery venues and a reduction in overall general corporate expenses, including payroll. Consolidated net loss was ($7.1) million for the third quarter this year compared to consolidated net loss of ($8.9) million in the same period last year.

Adjusted EBITDA1 was $7.0 million for third quarter 2022 compared to Adjusted EBITDA1 of $3.4 million for third quarter 2021.  The change to last year was primarily related to the addition of new Puttery venues and a reduction in overall general corporate expenses, including payroll.

As of September 30, 2022, the Company had cash and cash equivalents of $11.7 million compared to $58.3 million as of December 31, 2021. The decrease was primarily due to capital expenditures associated with the development of future Puttery venues.

Summary Financial Results (unaudited)
Three and Nine Months Ended September 30, 2022 compared to the Three and Nine Months Ended September 30, 2021 ($ in thousands, except for per share data):

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2022	2021	2022	2021

Total revenues	$88,674	$76,366	$244,344	$211,337
Operating Loss	$(5,191)	$(5,921)	$(29,942)	$(12,744)
Consolidated Net Loss	$(7,131)	$(8,866)	$(35,610)	$(21,739)
Loss applicable to common stockholders	$(8,547)	$(10,246)	$(39,735)	$(25,909)

Loss applicable to common stock, per share
Basic	$(0.09)	$(0.11)	$(0.43)	$(0.29)
Diluted	$(0.09)	$(0.11)	$(0.43)	$(0.29)
Adjusted EBITDA[1]	$7,044	$3,365	$12,648	$14,000

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning November 1, 2022 and ending January 31, 2023. The dividends are payable on January 31, 2023, to holders of record of preferred stock on January 2, 2023, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

2022 Third Quarter Earnings Conference Call Details
Management will host a live conference call to discuss the Company’s 2022 third quarter results on Monday, November 21, 2022 starting at 9:00 a.m. Eastern Time. A simultaneous webcast of the conference call will be available to the public on a listen-only basis on the Company’s investor relations website at https://ir.driveshack.com, along with the supplemental slide presentation. The conference call may be accessed by dialing 1-800-343-5172 (from within the U.S.) or 1-203-518-9856 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID “DSQ322.”

A telephonic replay of the conference call will be available after 12:00 p.m. Eastern Time on Monday, November 21, 2022 through 11:59 p.m. Eastern Time on Monday, November 28, 2022, and may be accessed by dialing 1-888-274-8334 (from within the U.S.) or 1-402-220-2326 (from outside of the U.S.).

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K/A, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including Puttery and Drive Shack venues, future revenues including from event sales, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States ("GAAP") and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Investor Relations Contact
Kelley Buchhorn
Interim Chief Financial Officer
Drive Shack Inc.
ir@driveshack.com

Media Contact
Lisa Case
Marketing Director
Drive Shack Inc.
media@driveshack.com

DRIVE SHACK INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	(unaudited) September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$11,655	$58,286
Restricted cash	4,348	3,480
Accounts receivable, net	5,852	5,563
Real estate securities, available-for-sale	2,041	3,486
Other current assets	35,123	30,034
Total current assets	59,019	100,849
Restricted cash, noncurrent	216	798
Property and equipment, net of accumulated depreciation	186,125	179,260
Operating lease right-of-use assets	192,167	181,915
Intangibles, net of accumulated amortization	12,657	13,430
Other assets	5,507	6,538
Total assets	$455,691	$482,790

Liabilities and Equity
Current liabilities
Obligations under finance leases	$4,847	$5,400
Membership deposit liabilities	20,847	18,039
Accounts payable and accrued expenses	40,416	34,469
Deferred revenue	15,469	26,301
Other current liabilities	28,246	26,524
Total current liabilities	109,825	110,733
Credit facilities and obligations under finance leases - noncurrent	6,773	9,075
Operating lease liabilities - noncurrent	179,732	166,031
Junior subordinated notes payable	51,169	51,174
Membership deposit liabilities, noncurrent	107,292	104,430
Deferred revenue, noncurrent	10,748	10,005
Other liabilities	2,816	1,487
Total liabilities	$468,355	$452,935

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of September 30, 2022 and December 31, 2021	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,385,019 and 92,093,425 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	924	921
Additional paid-in capital	3,231,506	3,233,608
Accumulated deficit	(3,308,612)	(3,268,876)
Accumulated other comprehensive income (loss)	(834)	1,163
Total equity of the company	$(15,433)	$28,399
Noncontrolling interest	2,769	1,456
Total equity (deficit)	$(12,664)	$29,855
Total liabilities and equity	$455,691	$482,790

DRIVE SHACK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Golf operations	$70,872	$62,257	$193,732	$177,170
Sales of food and beverages	17,802	14,109	50,612	34,167
Total revenues	88,674	76,366	244,344	211,337

Operating costs
Operating expenses	70,026	60,729	190,638	165,234
Cost of sales - food and beverages	4,985	3,696	14,134	8,951
General and administrative expense	8,572	9,685	29,190	25,697
Depreciation and amortization	6,819	5,823	19,144	17,852
Pre-opening costs	2,145	2,030	4,830	3,375
(Gain) loss on lease terminations and impairment	1,318	324	16,350	2,972
Total operating costs	93,865	82,287	274,286	224,081
Operating income (loss)	(5,191)	(5,921)	(29,942)	(12,744)

Other income (expenses)
Interest and investment income	220	190	636	502
Interest expense, net	(2,608)	(2,626)	(8,802)	(7,964)
Other income (loss), net	920	107	4,559	29
Total other income (expenses)	(1,468)	(2,329)	(3,607)	(7,433)
Loss before income tax	(6,659)	(8,250)	(33,549)	(20,177)
Income tax expense	472	616	2,061	1,562
Consolidated net loss	(7,131)	(8,866)	(35,610)	(21,739)
Less: net income (loss) attributable to noncontrolling interest	21	(15)	(60)	(15)
Net loss attributable to the Company	(7,152)	(8,851)	(35,550)	(21,724)
Preferred dividends	(1,395)	(1,395)	(4,185)	(4,185)
Loss applicable to common stockholders	$(8,547)	$(10,246)	$(39,735)	$(25,909)

Loss applicable to common stock, per share
Basic	$(0.09)	$(0.11)	$(0.43)	$(0.29)
Diluted	$(0.09)	$(0.11)	$(0.43)	$(0.29)

Weighted average number of shares of common stock outstanding
Basic	92,385,019	92,085,846	92,339,823	88,938,344
Diluted	92,385,019	92,085,846	92,339,823	88,938,344

Drive Shack Inc. and Subsidiaries
Adjusted EBITDA Non-GAAP Reconciliations (unaudited)
(Dollars in thousands, including footnote)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2022	2021	2022	2021

Consolidated net loss	$(7,131)	$(8,866)	$(35,610)	$(21,739)

Income tax expense	472	616	2,061	1,562
Other (income) loss, net	(920)	(107)	(4,559)	(29)
Net interest expense	2,388	2,436	8,166	7,462

Operating loss	$(5,191)	$(5,921)	$(29,942)	$(12,744)

Depreciation and amortization	6,819	5,823	19,144	17,852
(Gain) loss on lease terminations and impairment	1,318	324	16,350	2,972
Pre-opening costs	2,145	2,030	4,830	3,375
Other items[1]	1,953	1,109	2,266	2,545

Adjusted EBITDA	$7,044	$3,365	$12,648	$14,000

(1)
For the three months ended Sept. 30, 2022 and 2021, other items include (i) corporate severance of $389 and $50, respectively; (ii) transactional G&A of $1,454 and $461, respectively; and (iii) stock-based compensation of $110 and $598, respectively. For the nine months ended Sept. 30, 2022 and 2021, other items include (i) corporate severance of $799 and $180, respectively; (ii) transactional G&A of $1,897 and $833, respectively; and (iii) stock-based compensation of ($430) and $1,532, respectively.